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                                                                   Exhibit 10.35
                          RETIREMENT BENEFIT AGREEMENT
                          ----------------------------

     THIS AGREEMENT dated this 12th day of December, 2001, between Burlington Northern Santa Fe Corporation (hereinafter referred to as the "Company") and Mr. Robert D. Krebs (hereinafter referred to as "Mr. Krebs").

                                   WITNESSETH
                                   ----------

     WHEREAS, in consideration of Mr. Krebs's service, the Company desires to provide Mr. Krebs with benefits upon retirement to be calculated in the manner and provided under the conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and Mr. Krebs agree as follows:

     1. Upon retiring pursuant to the provisions of the Burlington Northern Santa Fe Retirement Plan (hereinafter referred to as the "Plan"), Mr. Krebs will be entitled to the following retirement benefits:

          (a) A Normal Retirement Benefit, or reduced Early Retirement Benefit, calculated in accordance with Plan provisions in effect on the date of his termination, and payable out of Plan assets in accordance with the Plan terms and, if entitled thereto by the provisions of the Burlington Northern Santa Fe Supplemental Retirement Plan, an additional benefit payable out of the general assets of the Company; and

          (b) An extra Retirement Benefit payable monthly out of the general assets of the Company and calculated as follows:

               (i) Mr. Krebs's Normal Retirement Benefit or reduced Early Retirement Benefit calculated as if Mr. Krebs is entitled to the Window Benefit provisions of Supplement B to the Plan, provided that for purposes of this Section 1(b), Mr. Krebs's Plan Compensation shall be computed with reference to the Retirement Benefit Agreement between R. D. Krebs and Santa Fe Pacific Corporation dated February 26, 1992; minus

               (ii) Mr. Krebs's Normal Retirement Benefit, or reduced Early
                    Retirement Benefit, as calculated in Section 1(a) of this Agreement.

          (c) For purposes of the extra Retirement Benefit to be provided to Mr. Krebs pursuant to Section 1(b), Mr. Krebs shall be eligible for early retirement at any time he has both attained age 55 and completed at least 10 years of vesting service.

                                       1

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     2. Nothing contained herein shall confer any right upon Mr. Krebs for continued employment by the Company, or any affiliate or subsidiary of the Company.

     3. The Company retains the right to withhold from payments due hereunder amounts deemed by the Company to be required to be withheld under income or other tax laws of any jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  BURLINGTON NORTHERN SANTA FE CORPORATION

                                  By:  /s/ Matthew K. Rose
                                       ----------------------------------------

[Corporate Seal]

ATTEST:


--------------------------
       Secretary

                                     ROBERT D. KREBS

                                     /s/ Robert D. Krebs
                                     -------------------------------------------